SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    August 3, 2018

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)
Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on August 3, 2018.  At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 6, 2018.  Final voting results for each of the matters voted on at the meeting are set forth below.

Proposal One:  Election of Directors for a one-year term

Name	Votes For	Votes Withheld	Broker Non-Votes
John C. Carter	44,734,794	406,193	10,286,366
Alexander M. Davern	44,725,822	415,165	10,286,366
Timothy R. Dehne	44,621,994	518,993	10,286,366
Christine King	44,170,597	970,390	10,286,366
Jason P. Rhode	44,739,268	401,719	10,286,366
Alan R. Schuele	44,269,728	871,259	10,286,366
David J. Tupman	44,270,957	870,030	10,286,366

Proposal Two:   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2019.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
53,513,342	1,592,666	321,345

Proposal Three:   Advisory vote to approve executive compensation.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,878,124	2,582,085	680,778	10,286,366

Proposal Four: Approval of the Company’s 2018 Long Term Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
41,256,817	3,580,368	303,802	10,286,366

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	August 6, 2018	By:	/s/ Gregory S. Thomas
Name: Gregory S. Thomas
Title: Senior Vice President, General Counsel, Corporate Secretary